                                                                   EXHIBIT 10.12


                       SUN MICROSYSTEMS COMPUTER COMPANY
      U.S. DIRECT ORIGINAL EQUIPMENT MANUFACTURER "(DIRECT OEM") AGREEMENT


This AGREEMENT is effective on December 9, 1996, ("Effective Date") by and between Sun Microsystems Computer Company ("Sun"), a division of Sun Microsystems, Inc., having a place of business at 2550 Garcia Avenue, Mountain View, California 94043-1100 and FileTek, Inc. ("Direct OEM") having a place of business at 9400 Key West Avenue, Rockville, MD 20850.

1.  SCOPE

    This Agreement governs Direct OEM's authorization to purchase certain Sun Products ("Sun Products") directly from Sun, to permanently incorporate those Sun Products into Direct OEM's final product as defined in Exhibit A ("Systems") and to resell those Systems in the United States. Authorized Sun Products and buying locations are set out in Exhibit B. systems must have substantially different functional characteristics than Sun Products and the Sun list price of Sun Product(s) contained in any System must, in all cases, account for less than *** of the list price of that System.

2.  APPOINTMENT

    Sun appoints Company as a nonexclusive Direct OEM. Direct OEM is authorized to purchase only those Sun Products listed in Exhibit B. Sun Products acquired hereunder must be sold or leased (hereinafter referred to as "Authorized Sale") only as incorporated into Systems and, except as set forth in Section 3, only to end users in the United States ("End Users"). Sun reserves the right to discontinue any Product upon *** days' notice, but will use best commercially reasonable efforts to give Company not less than *** days prior notice of the discontinuance of any Product purchased under this Agreement, whether there is a backward compatible replacement or not.

    Sun agrees to offer Direct OEM the right to obtain any updates, additions, substitutions, or other product and service options introduced by Sun from time to time with respect to the Sun Products (collectively, "New Products"), at discounts commensurate with the level of Direct OEM's purchases and at the same terms and conditions as for current Equipment Units. Sun agrees to notify Direct OEM no less frequently than every *** months of its New Product plans, under an obligation of non-disclosure.

3.  USE OF RESELLERS

    Direct OEM may distribute Sun Products, as incorporated in Systems, to End Users indirectly through resellers ("Resellers"), provided that Direct OEM enters into and rigorously enforces a written contract under which each Reseller agrees to resell Sun Products only as incorporated into Systems directly to End Users; and comply with protections substantially equivalent to those contained in Paragraphs 7 (except Subparagraphs 7(F)), 9, 10, 11, 12, 14, 15, and 17, herein, as they apply to Direct OEM, provided that End User support and maintenance may be provided by Direct OEM on Reseller's behalf.

4.  DIRECT OEM REFERENCE GUIDE

    Sun's Direct OEM policies are detailed in its OEM Reference Guide ("Guide"). Direct OEM represents that it has read the Guide carefully and will comply with all applicable rules and procedures. Sun may modify the Guide from time to time upon *** days' notice; provided, however, in the event that the modification is to the detriment of Direct OEM, Direct OEM shall have the right to terminate this Agreement as provided for in this Agreement.





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5.  PROGRAMS

    Direct OEM may participate in Sun's price protection and development equipment programs ("Programs"), each as detailed in the Guide, and such other Programs as Sun may, from time to time, introduce.

6.  EXHIBITS

    Except as set out in Sections 2 ("Appointment"), 8(c) ("Prices') and 11(a) ("License'), the attached Exhibits may be modified only upon the mutual consent of the parties. The current version of each Exhibit is hereby incorporated by reference.

7.  DIRECT OEM'S OBLIGATIONS

    A. Sale and Support. Direct OEM shall be responsible for ensuring that each End User receives, with respect to Sun Products, (i) complete pre- and post-installation support, including complete installation, training, and continuous technical support and (ii) hardware and software maintenance support. Direct OEM support options offered by Sun are set out in the Guide.

    B. Spare Parts. Direct OEM shall be entitled to purchase spare parts for Sun Products as provided for in the Sun Service Agreement. The use of spare parts purchased under the Sun Service Agreement is strictly limited to (i) internal use by Direct OEM or its Resellers; (ii) resale by Direct OEM to its Resellers or End Users for internal use; or (iii) the service of Sun Products sold and installed by Direct OEM or its Resellers under this Agreement.

    C. Direct OEM Documentation Business Records and Reports. Direct OEM shall furnish to its End Users, at the time of delivery of Sun Products, an invoice stating the date of sale, and, if applicable, the serial number of Sun Products sold. Direct OEM shall, during the term of this Agreement and for five (5) years thereafter, keep and maintain complete and accurate business records with respect to its purchase and sale of all Sun Products, including all documents relating to or exchanged between Direct OEM and its End Users, its Resellers, and Sun directly related to Sun Products. Sun may review these records upon request, provided Sun gives Direct OEM reasonable advance notice of Sun's desire to review such records.

    D. Indemnity and Insurance. Direct OEM agrees to indemnify and hold Sun harmless from and against all claims from Direct OEM's End Users or third parties relating to Sun Products sold under this Agreement to the extent that such claims arise out of any acts and/or omissions of Direct OEM or its employees, authorized representatives or Resellers. Direct OEM shall carry liability insurance to protect Sun from all such claims naming Sun as an additional insured party, pay the premiums therefor, and deliver to Sun, upon request, proof of such insurance (which shall require thirty (30) days' written notice to Sun prior to modification or termination).

    E. Fair Representation. Direct OEM shall display, demonstrate, and represent Sun Products fairly and shall make no representations concerning Sun or its Sun Products which are false, misleading, or inconsistent with those representations set forth in promotional materials, literature and manuals published and supplied by Sun. Direct OEM shall comply with all applicable laws and regulations in performing under this Agreement.

    F. No Indirect Purchases. Direct OEM shall purchase all Sun Products for resale or lease directly from Sun unless an exception is granted by Sun in writing. Direct OEM may elect upon *** notice, and Sun reserves the right to require Direct OEM upon *** notice, to purchase Product indirectly through a designated Sun Authorized Master Reseller.





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8.  COMMERCIAL TERMS

    A. Orders and Delivery. Direct OEM shall submit purchase orders in writing, based upon the stated lead times given by Sun (as set forth in the Guide) and acceptance will be effective only upon issuance of Sun's order acknowledgment form, unless the parties agree in writing to the use of electronic data interchange. Each order, excluding orders for spare parts, shall be for a minimum of ***. Sun will use reasonable efforts to meet target delivery dates identified on the acknowledgment form. Title to Sun Products (except Software) and risk of loss of or damage to Sun Products will pass to Direct OEM upon delivery to the common carrier specified by Direct OEM in the purchase order, FOB Sun's Product delivery center. Sun Products will be deemed accepted upon receipt by Direct OEM; provided, however, Direct OEM shall not be deemed to have accepted any Products shipped that are not in accordance with Direct OEM's specifications for the Products, including, but not limited to, hardware and firmware revision levels acceptable to Direct OEM. Sun reserves the right to make product substitutions and modifications that do not cause a material adverse affect in overall product performance, provided, however, Sun shall use reasonable efforts to, where possible, provide Direct OEM with advance notice of such substitutions and/or modifications.

    B. Rescheduling and Reconfiguration. Direct OEM may reschedule or reconfigure all or part of any specific order once at no charge, as long as a "change purchase order" (as set forth in the Guide) is received by Sun at least *** days prior to the scheduled delivery date for deskside products (including all servers) and at least *** days prior to the scheduled delivery date for desktop products and the rescheduled delivery date is within *** days of the original date. If an order is rescheduled or reconfigured at Direct OEM's request on any other basis, or if Sun reschedules the order because Direct OEM fails to meet a payment obligation under this Agreement, Sun may charge Direct OEM a restocking fee to cover Sun's incremental out-of-pocket expenses associated with such rescheduling not to exceed ***. If Direct OEM refuses shipment at its requested delivery location, Sun may charge Direct OEM a restocking fee not to exceed ***.

    C. Prices, Discounts and Taxes. Direct OEM's net price for Sun Products or spare parts, purchased or licensed under this Agreement, shall be as stated in Sun's U.S. Price List at the time Sun accepts Direct OEM's order, less the appropriate total discount set forth in Exhibit C, provided that in no case shall such discount exceed any maximum stated in the U.S. Price List. Subject to the price change provisions contained in the Sun OEM Reseller Reference Guide which are expressly incorporated herein by reference, Sun reserves the right to change the list price for any Product at any time. Direct OEM's total discount is comprised of a base discount, which may be changed by Sun upon *** notice, and an additional discount ***. Sun may adjust the volume discount annually based on ***. Prices and license fees are exclusive of all sales and other taxes based upon the value of Sun Products and Direct OEM agrees to pay all such taxes as required. Direct OEM and its Resellers shall be free to set their own resale prices.

    D. Payment. Provided that Direct OEM satisfies Sun's credit requirements, payment terms are net thirty (30) days from the later of the date of invoice or the date of shipment. Interest shall accrue from the date on which payment is due at the rate of *** per annum. Notwithstanding the foregoing, Direct OEM shall not be required to pay the disputed portion of any invoice, pending resolution of that dispute; provided, however, that Notice of the dispute has been forwarded to Sun in writing, within thirty (30) days of the date of Direct OEM's receipt of the disputed invoice. Following ten (10) days written notice to Direct OEM, Sun reserves the right, in its reasonable commercial judgment, to place Direct OEM on credit hold.


    E.   Limited Warranty.

         (1)     Hardware





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             a.  Hardware Product warranties may differ depending on the specific Sun Product purchased. Applicable terms and conditions are as set forth in the then current SPARC Reseller U.S. Price List. The applicable warranty commences upon the date of installation at the End User site. In addition, Direct OEM shall receive a shelf life warranty that the Products are free from defects in materials and workmanship, which expires upon installation of the system at the End User site.

             b. Direct OEM's exclusive remedies under this warranty are repair and/or replacement as detailed in the Reseller Support Reference Guide. If such repair and/or replacement is not possible, Sun's entire liability under this warranty shall be limited to refund of the net purchase price.

     (2)     Software

             a. Software is warranted to substantially conform to its user manual, as it exists at the date of delivery to the End User, for a period of ninety (90) days from the date of installation at the End User's site.

             b. Sun's sole obligation under this warranty shall be limited to using its best efforts to correct Software as soon as practical after licensee has notified Sun of nonconformance.

             c.  Sun does not warrant that:
                 4) Operation of any of the Software shall be uninterrupted or error free, or
                 5) Functions contained in the licensed Software shall operate in combinations which may be selected for use by the licensee or meet the licensee's requirements.

             d. No Sun warranty shall apply to any Software that is modified without Sun's written consent.

         (3) Software Customization. All Software customization is provided "AS IS", without a warranty of any kind.

         (4) Misuse. No Sun warranty shall apply to any Hardware or Software Product supplied hereunder which has been misused, altered or repaired in a manner not approved or expressly directed by Sun, or used with equipment or Software not supplied or not approved by Sun.

         (5) Changes. Sun reserves the right to change these warranties upon Sun's reasonable efforts to provide *** days notice; provided, however, any detrimental change in warranties shall not apply to any Products previously purchased by Direct OEM, or for which there is an outstanding valid quote by Sun to Direct OEM.

9.  HIGH RISK ACTIVITIES

    A. SUN PRODUCTS ARE NOT FAULT TOLERANT AND ARE NOT DESIGNED, MANUFACTURED OR INTENDED FOR USE OR RESALE AS ON-LINE CONTROL EQUIPMENT IN HAZARDOUS ENVIRONMENTS REQUIREING FAIL-SAFE PERFORMANCE, SUCH AS IN THE OPERATION OF NUCLEAR FACILITIES, OR AIRCRAFT NAVIGATION OR AIRCRAFT COMMUNICATION SYSTEMS, OR IN AIR TRAFFIC CONTROL, IN WHICH THE FAILURE OF SUN PRODUCTS COULD LEAD DIRECTLY TO DEATH, PERSONAL INJURY, OR SEVERE PHYSICAL OR ENVIRONMENTAL DAMAGE ("HIGH RISK ACTIVITIES"). SUN SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR HIGH RISK ACTIVITIES.





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    B.   Direct OEM represents and warrants that it will not use, or knowingly distribute or resell Sun Products for such High Risk Activities and that it will ensure that its End Users and Resellers of Sun Products are provided with notice substantially in the form of that contained in A, above.

10. TRADEMARKS

    "Sun Trademarks" shall mean all names, logos, designs, and other designations or brands used by Sun in connection with Sun Products, including Sun, Sun Microsystems, the Sun Logo and the Sun system enclosure design elements. Direct OEM is granted no right or license to use any Sun Trademarks, except that Direct OEM has the right to use the Sun Value Added Reseller logo and to refer to Sun Products and technologies by their associated Sun Trademarks in Direct OEM's advertising or marketing materials, in the form set out in the Guide. Sun shall have the right to approve all such materials, and Direct OEM agrees, on request, to modify any materials which do not comply with these provisions. Direct OEM may not re-logo or co-logo Sun Products, or otherwise modify, conceal or remove any Trademark or other proprietary rights notice without Sun's prior written consent.

11. SOFTWARE

    A. License. Direct OEM is granted a nonexclusive nontransferable limited license to distribute and sublicense Sun Products consisting of software in machine readable form ("Software") to run on Sun CPUs sold to End Users in accordance with the terms of this Agreement. In the case of Software licensed to run on board level Sun Products embedded in Direct OEM's system, use of the Software shall be limited to the performance of a repetitive or set of repetitive operations in the control of a sequence of non-interactive, single-user application events; provided, however, there may be user input (via keypad, switches, buttons, or similar devices) and user output (via message display or similar methodology) to or from the application program; and the user is not permitted to change the computer program, nor call up any other application program. At the time of execution of this Agreement, Direct OEM is not currently using and has no plans to use Board Level Products. Direct OEM shall require each of its End Users to execute a sublicense containing, provisions substantially equivalent to those set forth in Exhibit D (Binary Code License) or Exhibit E (Embedded Board Binary Code License), as appropriate (which may be modified by Sun from time to time) and shall provide copies to Sun on request. Direct OEM shall keep records specifying the End User, its location, the serial numbers of the CPU(s) on which the Software was licensed, and the license capacity (single user or multi-user). These records may be audited once per year by Sun.

    B. Internal Use. The provisions of Exhibit D (Binary Code License) or, if appropriate, Exhibit E (Embedded Board Binary Code License), shall govern Direct OEM's internal use of Software, including use for demonstration, development or training purposes.

    C. Restriction. Title to all copies of Software is retained by Sun or its Licensor. Direct OEM agrees not to decompile, disassemble, or otherwise reverse engineer Software.

12. INTELLECTUAL PROPERTY CLAIMS

    A. Sun will defend at its expense Direct OEM from any legal proceeding brought against Direct OEM, to the extent that it is based on a claim that the use of Sun Product infringes a copyright, a U.S. patent, or a trade secret and will pay all damages and costs incurred in settlement or awarded by a court of competent jurisdiction attributable to such claim, provided that Direct OEM: (i) provides Notice of the claim promptly to Sun; (ii) gives Sun sole control of the defense and settlement of same; (iii) provides to Sun all commercially reasonably available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Sun's prior written consent.





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    B.   Should any Sun Products or any portion thereof become, or in Sun's opinion be likely to become, the subject of a claim of infringement, Sun shall, as Direct OEM's sole and exclusive remedy at Sun's expense, elect to: (i) obtain for Direct OEM the right to use such Sun Products; (ii) replace or modify the Sun Products at no cost so that they become non-infringing, provided, however, that any such replacement or modified Products shall be of equivalent performance, features, form, fit and function as the infringing Products; or in the event that items (i) and (ii) are not commercially reasonable, then
         (iii) remove the Sun Products and grant Direct OEM credit for them, as depreciated on a five-year, straight-line basis.

    C. Sun shall have no liability for any infringement or claim which results from: (i) use of Sun Products in combination with any non-Sun provided equipment, software or date; (ii) Sun's compliance with designs or specifications of Direct OEM; or (iii) use of an allegedly infringing version of Sun Products, if such alleged infringement could be avoided by the use of a different version made available by Sun; provided, that such non-infringing version is made available to Direct OEM in accordance with the provisions of Section 12(B) above.

    D. THIS SECTION STATES THE ENTIRE LIABILITY OF SUN WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY SUN PRODUCTS AND SUN SHALL HAVE NO ADDITIONAL LIABILITY WITH RESPECT TO ANY ALLEGED OR PROVDEN INFRINGEMENT.

13. TERM AND TERMINATION

    A. Term. This Agreement shall commence on the Effective Date and shall remain in force until February 28, 2000, according to the following schedule:

         Effective Date:                   Expiration Date:
         --------------                    ---------------

         March 1 - May 31                  May 31,
         June 1 - August 31                August 31,
         September 1 - November 30         November 30,
         December 1 - February 28          February 28,

         It shall be automatically renewed on a yearly basis thereafter, unless at least thirty (30) days prior to any year's Expiration Date, Sun or Direct OEM tenders notice of intention not to renew.

    B.   Termination.

         (1) This Agreement may be terminated by either party (i) without cause, for any reason, on one hundred and twenty (120) days' notice to the other party, (ii) immediately, by notice, upon material breach by the other party, if such breach can only be remedied by means of injunctive relief; (iii) by notice, if the other party fails to make reasonable efforts to cure any material remediable breach of this Agreement within thirty (30) days of receipt of notice of such breach, or (iv) immediately, by notice, upon the second commission of a previously remedied material breach with the exception of Direct OEM's late payment, which shall only be deemed to be reason for termination under this section if there is a chronic pattern of ongoing late payments.

         (2) Sun may terminate this Agreement immediately upon notice in the event that (i) there is any material change in the management or control of Direct OEM, or transfer of any substantial part of Direct OEM's business and such change or transfer is, in the reasonable judgment of Sun, to the material detriment of Sun;
             (ii) Sun discovers that Direct OEM has made a material misrepresentation or omission in its Reseller Application, (iii) Direct OEM makes an





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
             unauthorized sale, or (iv) Direct OEM fails to diligently enforce any of the material provisions of any agreement with its Resellers related to Sun or Sun Products.

    C.   Effect of Termination

         (1) Upon any termination or expiration of this Agreement, unless the parties have agreed that Direct OEM is to purchase Sun Products from a Master Reseller as defined in Section 7(F) of this Agreement, Direct OEM shall no longer be authorized to purchase Sun Products. In the event of termination for cause, (as defined in Section 13(B)(2) of this Agreement) all outstanding orders are subject to cancellation or acceptance by Sun. Sun may repurchase and require Direct OEM to sell to Sun any unused Sun Products in Direct OEM's inventory at net invoice price.

         (2) With the exception of those rights and obligations which by their nature should survive, all rights and licenses granted to Direct OEM under this Agreement shall immediately cease and terminate. Neither party shall be liable to the other for damages of any kind, on account of the termination or expiration of this Agreement in accordance with its terms and conditions.

14. LIMITATION OF LIABILITY

    Except for express obligations to indemnify under this Agreement, and/or breach of Sections 3 (Use of Resellers), 9 (High Risk Activity), 11 (Software) or 16 (Confidentiality) and even if the exclusive remedies provided for in this Agreement fail of their essential purpose:

    A. EACH PARTY'S LIABILITY TO THE OTHER FOR CLAIMS RELATED TO THIS AGREEMENT, WHETHER FOR BREACH OF CONTRACT, WARRANTY OR IN TORT, SHALL NOT EXCEED ***.
    B. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE IN CONNECTION WITH OR RELATED TO THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), HOWSOEVER ARISING, EITHER FOR BREACH OF THIS AGREEMENT, INCLUDING BREACH OF WARRANTY, OR IN TORT, EVEN IF THAT PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

15. NO OTHER WARRANTIES

    EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY DISCLAIMED.

16. CONFIDENTIALITY

    If either party desires that information provided to the other under this Agreement be held in confidence, the party disclosing such information agrees to identify such information as "Confidential" or "Proprietary" ("Confidential Information") by clearly marking all copies of such information with an appropriate legend. All software under this agreement shall be deemed to be Confidential Information. Neither party shall disclose any Confidential Information to any third party and will use Confidential Information only for purposes specifically related to this Agreement. Upon completion of this Agreement, all Confidential Information and copies shall be destroyed or returned to the party disclosing such information. This Agreement shall not affect any confidential disclosure agreement between the parties.





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
17. NO EXPORTATION

    Direct OEM agrees that it shall resell Sun Products only to End Users in the continental United States, Alaska, and Hawaii, unless Direct OEM has been accepted into Sun's Passport Program and has executed a Passport Addendum to this Agreement. Direct OEM recognizes that under Passport, the prices it pays and discounts it receives may be different from those stated in this Agreement, and that purchases and sales made outside the U.S. will be subject to local terms and conditions. Sun Products, including technical data, are subject to the U.S. Export Administration Act and its associated regulations and may be subject to export or import regulations in other countries. Direct OEM agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export or re-export Sun Products.

18. GENERAL

    A. Dispute Resolution. Any action related to this Agreement will be governed by California law, excluding its choice of law principles.

    B. Relationship. The parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, or master/servant relationship. Neither party shall be authorized to bind the other, or act in a manner which expresses or implies a relationship other than that of independent contractor.

    C. Assignment. Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of the other party. Notwithstanding the foregoing, (1) Direct OEM may assign all of its rights and obligations indivisibly in connection with a sale or disposition of substantially all of the assets of its business relating to the Sun Products to a single acquiring entity; and (2) Sun may assign its rights to payment under this Agreement to any affiliate or subsidiary of Sun.

    D. Waiver or Delay. Any waiver of any provision of this Agreement, or a delay by either party in the enforcement of any right hereunder, shall neither be construed as a continuing waiver, nor create an expectation of nonenforcement, of that or any other provision or right.

    E. Force Majeure. A party is not liable for nonperformance of this Agreement, to the extent to which the nonperformance is caused by events or conditions beyond that party's control, and the party gives prompt notice and makes all reasonable efforts to perform.

    F. Notice. All notices under this Agreement must be in writing and delivered either in person or by a means evidenced by a delivery receipt. Notice will be effective upon receipt.

         If to Sun:       Sun Microsystems Computer Company
                          2550 Garcia Avenue, M/S MIL06-20
                          Mountain View CA  94043-1100
                          ATTN:  Manager, Sales Contracts

         If to Direct OEM:        FileTek, Inc.
                                  9400 Key West Avenue
                                  Rockville, MD  20850
                                  ATTN:  Director of Contracts


    G. Execution. This Agreement shall become binding only after it has been signed by an authorized officer of Direct OEM and an authorized officer of Sun.





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
    H. Entire Agreement. This Agreement, including all attachments incorporated by reference, is the parties' entire agreement relating to Sun Products and: (i) supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter; and (ii) prevails over any conflicting terms of any quote, order, acknowledgment, or similar communication between the parties during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by an officer of each party.

Sun and Direct OEM acknowledge that each has read and understood this Agreement and consents to be bound by its terms.

SUN MICROSYSTEMS COMPUTER COMPANY:                 DIRECT OEM:
BY:      /S/ CHRISTOPHER H. LESLIE                 BY:     /S/ MICHAEL ZUCKERMAN
         ----------------------------------                ----------------------------------
NAME:    CHRISTOPHER H. LESLIE                     NAME:    MICHAEL ZUCKERMAN
TITLE:   ASSOCIATE GENERAL COUNSEL                 TITLE:   VP DEVELOPMENT
DATE:    12/9/96                                   DATE:    12/9/96





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
                                   EXHIBIT A
                                    SYSTEMS


1.0 Description of Systems

         FileTek's StorHouse(TM) system provides a massive, managed on-line detail Atomic Data Store. The Data Warehouse can then provide this detail data on-line and available for extract or query via industry standard SQL. Unique to the StorHouse Atomic Data Store system is the concurrent on-line support of RAID, optical library robotic storage , and tape library robotic storage.

         The Sun UltraSPARC processor will become the central processor in the FileTek Storage Machine(TM) architecture. The majority of FileTek's proprietary system code will execute on the Sun UltraSPARC platform.





*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT B


1.0 Authorized Sun Products:      U.S. PRICE LIST





2.0 Authorized Buying Locations: 9400 KEY WEST AVENUE, ROCKVILLE MD 20850, AND OTHER LOCATIONS AS MUTUALLY AGREED TO BY THE PARTIES.





*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT C

                                   DISCOUNTS


CATEGORY A DISCOUNT PROGRAM

BASE DISCOUNT                              ***

VOLUME DISCOUNT

                          ***


Category A TOTAL DISCOUNT:  ***

---------------------------------------------------------------------------

Category B DISCOUNT: ***

---------------------------------------------------------------------------



*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT D
                          END USER BINARY CODE LICENSE


1. LICENSE TO USE. Customer is granted a non-exclusive and non-transferable license ("License") for the use of [________](TM) * software in machine-readable form, together with accompanying documentation ("Software"), by the number of users for which the corresponding fee has been paid.

2. LICENSE TO DEVELOP. In the event that Customer desires to develop software programs which incorporate portions of Software ("Developed Programs"), the following provisions apply, to the extent applicable: Developed Programs are to have an application programming interface that is the same as that of Software; fonts within Software are to remain associated with their toolkit or server; equipment licensed to utilize Solaris operating system software, unless an additional Developer's License Agreement has been executed by Sun and Customer; Customer is not licensed to develop printing applications or print unless Customer has secured a valid printing license; incorporation of portions of Motif(R) in Developed Programs may require reporting of copies of Developed Programs to Sun; and Customer agrees to indemnify, hold harmless and defend Sun and its licensors (including the payment of attorneys' fees) from and against any claims or suits, which arise or result from distribution or use of Developed Programs to the extent that such claims or suits arise from the development performed by Customer.

3. RESTRICTIONS. Software is copyrighted and title to all copies is retained by Sun and/or its licensors. Customer shall not make copies of Software, other than a single copy of Software for archival purposes and, if applicable, Customer may, for its internal use only, print the number of copies of on-line documentation for which the applicable fee has been paid, in which event all proprietary rights notices on Software shall be reproduced and applied. Except as specifically authorized in Paragraph 2 above, Customer shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer Software. Software is not designed or licensed for use in on-line control equipment in hazardous environments such as operation of nuclear facilities, aircraft navigation or control, or direct life support machines.

4. CONFIDENTIALITY. Software is confidential and proprietary information of Sun and/or its licensors. Customer agrees to take adequate steps to protect Software from unauthorized disclosure or use.

5. WARRANTY. Sun warrants that the media on which Software is furnished will be free of defects in materials and workmanship under normal use for a period of ninety (90) days from the date of purchase, as evidenced by a copy of the receipt. Customer's exclusive remedy and Sun's entire liability under this warranty will be the correction of defects in media or replacement of the media, or, if correction or replacement is not reasonably achievable by Sun, the refund to Customer of the license fee paid, upon return of Software. Software is warranted to substantially conform to its user manual, as it exists at the date of delivery to the End User, for a period of ninety (90) days from the date of delivery. Sun's sole obligation under this warranty shall be limited to using its best efforts to correct Software as soon as practical after licensee has notified Sun of nonconformance. Sun does not warrant that: 1) operation of any of the Software shall be uninterrupted or error free, or 2) functions contained in the licensed Software shall operate in combinations which may be selected for use by the licensee or meet the licensee's requirements.
    No Sun warranty shall apply to any Software that is modified without Sun's written consent. These warranties extend only to Customer as the original licensee.

6. DISCLAIMER OF WARRANTY. EXCEPT AS SPECIFIED IN THIS LICENSE AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY EXCLUDED.





*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

7. LIMITATION OF LIABILITY. IN NO EVENT WILL SUN BE LIABLE FOR ANY LOST REVENUE, PROFIT OR DATA, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES HOWEVER CAUSED AND REGARDLES SOF THEORY OF LIABILITY ARISING OUT OF THE USE OR INABILITY TO USE SOFTWARE, EVEN IF SUN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall Sun's liability to Customer, whether in contract, tort (including negligence), or otherwise, exceed the license fee charged by Sun for software.

8. TERMINATION. This License is effective until terminated. Customer may terminate this License at any time by destroying all copies of Software including any documentation. This License will terminate immediately without notice from Sun if Customer fails to comply with any provision of this License. Upon termination, Customer must destroy all copies of Software.

9. EXPORT REGULATIONS. Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Customer agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import Software.

10. U.S. GOVERNMENT RESTRICTED RIGHTS. If Customer is acquiring Software including accompanying documentation on behalf of the U.S. Government, it shall be subject to "Restricted Rights" as that term is defined in the Federal Acquisition Regulations ("FARs") in paragraph 52.227-19(c)(2), or its equivalent paragraph in the DOD Supplement to the FARs or successor provisions. Contractor/Manufacturer is: Sun Microsystems Computer Company, 2550 Garcia Ave., Mountain View, CA 94043-1100.

11. GOVERNING LAW. This Agreement is made under, shall be governed by and construed in accordance with the laws of the State of California, U.S.A., excluding its choice of law provisions.

12. INTEGRATION. This Agreement is the entire agreement between Customer and Sun relating to Software and: (i) supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter; and (i) prevails over any conflicting or additional terms of any quote, order, acknowledgment, or similar communication between the parties during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by a duly authorized representative of each party.

                                   EXHIBIT E
                                 EMBEDDED BOARD
                          END USER BINARY CODE LICENSE

1. LICENSE TO USE. Customer is granted a non-exclusive and non-transferable license ("License") for the use of [______](TM) * software in machine-readable form, together with accompanying documentation ("Software") by the number of users for which the corresponding has been paid. Permitted use is hereby expressly limited to the performance of a repetitive or set of repetitive operations in the control of a sequence of non-interactive, single-user application events; provided, however, there may be user input (via keypad, switches, buttons, or similar devices) and user output (via message display or similar methodology) to or from the application program; and Customer is not permitted to change the computer program, nor call up any other application program.

2. LICENSE TO DEVELOP. In the event that Customer desires to develop software programs which incorporate portions of Software ("Developed Programs"), the following provisions apply, to the extent applicable: Developed Programs are to have an application programming interface that is the same as that of Software; fonts within Software are to remain associated with their toolkit or server; equipment licensed to utilize Solaris operating system software, unless an additional Developer's License Agreement has been executed by Sun and Customer; Customer is not licensed to develop printing applications or print unless Customer has secured a valid printing license; incorporation of portions of Motif(R) in Developed Programs may require reporting of copies of Developed Programs to Sun; and Customer agrees to indemnify, hold harmless and defend Sun and its licensors (including the payment of attorneys' fees) from and against any claims or suits, which arise or result from distribution or use of Developed Programs to the extent that such claims or suits arise from the development performed by Customer.

3. RESTRICTIONS. Software is copyrighted and title to all copies is retained by Sun and/or its licensors. Customer shall not make copies of Software, other than a single copy of Software for archival purposes and, if applicable, Customer may, for its internal use only, print the number of copies of on-line documentation for which the applicable fee has been paid, in which event all proprietary rights notices on Software shall be reproduced and applied. Except as specifically authorized in Paragraph 2 above, Customer shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer Software. Software is not designed or licensed for use in on-line control equipment in hazardous environments such as operation of nuclear facilities, aircraft navigation or control, or direct life support machines.

4. CONFIDENTIALITY. Software is confidential and proprietary information of Sun and/or its licensors. Customer agrees to take adequate steps to protect Software from unauthorized disclosure or use.

5. WARRANTY. Sun warrants that the media on which Software is furnished will be free of defects in materials and workmanship under normal use for a period of ninety (90) days from the date of purchase, as evidenced by a copy of the receipt. Customer's exclusive remedy and Sun's entire liability under this warranty will be the correction of defects in media or replacement of the media, or, if correction or replacement is not reasonably achievable by Sun, the refund to Customer of the license fee paid, upon return of Software. Software is warranted to substantially conform to its user manual, as it exists at the date of delivery to the End User, for a period of ninety (90) days from the date of delivery. Sun's sole obligation under this warranty shall be limited to using its best efforts to correct Software as soon as practical after licensee has notified Sun of nonconformance. Sun does not warrant that: 1) operation of any of the Software shall be uninterrupted or error free, or 2) functions contained in the licensed Software shall operate in combinations which may be selected for use by the licensee or meet the licensee's requirements.
    No Sun warranty shall apply to any Software that is modified without Sun's written consent. These warranties extend only to Customer as the original licensee.

6. DISCLAIMER OF WARRANTY. EXCEPT AS SPECIFIED IN THIS LICENSE AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY EXCLUDED.

7. LIMITATION OF LIABILITY. IN NO EVENT WILL SUN BE LIABLE FOR ANY LOST REVENUE, PROFIT OR DATA, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES HOWEVER CAUSED AND REGARDLES SOF THEORY OF LIABILITY ARISING OUT OF THE USE OR INABILITY TO USE SOFTWARE, EVEN IF SUN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall Sun's liability to Customer, whether in contract, tort (including negligence), or otherwise, exceed the license fee charged by Sun for software.

8. TERMINATION. This License is effective until terminated. Customer may terminate this License at any time by destroying all copies of Software including any documentation. This License will terminate immediately without notice from Sun if Customer fails to comply with any provision of this License. Upon termination, Customer must destroy all copies of Software.

9. EXPORT REGULATIONS. Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Customer agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import Software.

10. U.S. GOVERNMENT RESTRICTED RIGHTS. If Customer is acquiring Software including accompanying documentation on behalf of the U.S. Government, it shall be subject to "Restricted Rights" as that term is defined in the Federal Acquisition Regulations ("FARs") in paragraph 52.227-19(c)(2), or its equivalent paragraph in the DOD Supplement to the FARs or successor provisions. Contractor/Manufacturer is: Sun Microsystems Computer Company, 2550 Garcia Ave., Mountain View, CA 94043-1100.

11. GOVERNING LAW. This Agreement is made under, shall be governed by and construed in accordance with the laws of the State of California, U.S.A., excluding its choice of law provisions.

12. INTEGRATION. This Agreement is the entire agreement between Customer and Sun relating to Software and: (i) supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter; and (i) prevails over any conflicting or additional terms of any quote, order, acknowledgment, or similar communication between the parties during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by a duly authorized representative of each party.